EXHIBIT 99.27
                                BLAKE WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION AND NOTIFICATION UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. 20                                      Warrant to Purchase 50,000 Shares
                                            of Common Stock

                       WARRANT TO PURCHASE COMMON STOCK
                                      of
                         COMMAND SECURITY CORPORATION
                         Void after January 31, 2011
                           Issued February 1, 2001
                            Amended June 28, 2001

         This certifies that, for value received, Martin C. Blake, Jr. (the "Holder"), is entitled, subject to the terms set forth below, at any time before January 31, 2011 to purchase from Command Security Corporation, a New York corporation (the "Company"), with its principal office at Route 55, Lexington Park, Lagrangeville, NY 12540, Fifty Thousand (50,000) shares (the "Shares") of common stock, $.0001 par value of the Company, upon surrender hereof, at the principal office of the Company, with the Election to Purchase form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or otherwise as hereinafter provided, at a price equal to $.75 per full Share. (Such price hereinafter referred to as the "Purchase Price"). The Purchase Price, number and character of such Shares are subject to adjustment as provided below, and the term "Shares" shall mean, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. The term "Warrant" as used herein shall include this Warrant and any warrants delivered or deliverable in substitution or exchange thereof as provided herein. This Warrant is an incentive stock option pursuant to the Company's 2000 Stock Option Plan.

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         1. (a) Exercise. This Warrant may be exercised at any time after May
1, 2004 or from time to time thereafter, on any business day for up to the number of Shares called for hereby. This Warrant shall be exercised by surrendering it at the principal office of the Company, with the Election to Purchase form duly executed, together with payment in cash or by certified or official bank check, payable to the order of the Company, of the sum obtained by multiplying (i) the number of Shares indicated on the Election to Purchase form by (ii) the appropriate Purchase Price. Subject to the prior written consent of the Stock Option Committee (the "Committee"), which consent may be withheld in the sole discretion of the Committee, the purchase price may be paid in whole or in part through the surrender of previously acquired Shares at their fair market value on the exercise date. In the event the Holder ceases for any reason to be employed by the Company, this Warrant, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination. This Warrant may be exercised for less than the full number of Shares at the time called for hereby, but not for less than 1,000 Shares unless the number of Shares called for on the face thereof is less than 1,000 in which event the minimum number will be the number of Shares called for on the face. Upon a partial exercise this Warrant shall be surrendered, and a new Warrant of the same tenor and for the purchase of the number of such Shares not purchased upon such exercise shall be issued by the Company to Holder. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of such Shares of record as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such exercise, together with cash, in lieu of any fraction of a Share, equal to such fraction of the current market value of one full Share. If surrendered by mail, the date of surrender shall be the date the Warrant is mailed consistent with the requirements for notice as described in Section 7.

         (b) Termination. This Warrant is subject to termination if the Holder ceases to be an employee of the Company as provided under the Company's 2000 Stock Option Plan.

         (c) Vesting. The Holder of this Warrant is further restricted in that the Warrant may not be exercised unless and until the Company's Board of Directors determines that the confidential targets for the Aviation Services Division of the Company as stated in the Company's Business Plan dated March 13, 2000 and approved by the Board in November of 2000 shall have been satisfied or waived by the Company's Board of Directors in its sole discretion. This Board determination will be made by a vote within 30 days after April 30, 2004. The Company's confidential targets have been made accessible to the Holder on a confidential basis and the Holder has acknowledged such on the receipt annexed hereto.

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         2. Payment of Taxes. All Shares issued upon the exercise of this
Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay any transfer taxes (excluding income tax, capital gains tax, etc.) and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares in any name other than that of the registered Holder of the Warrant surrendered in connection with the purchase of such Shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         3. Protection Against Dilution. The Shares covered by this Warrant and the Purchase Price payable therefor shall be subject to appropriate adjustment as follows:

         (a) If a Share dividend is declared on the Shares, or if an increase or decrease has been effected in the number of outstanding Shares by reason of subdivision of such Shares or combination of such Shares into a lesser number, the number of Shares which may thereafter be purchased under this Warrant shall be the number of Shares which would have been received by the Holder on such dividend, subdivision or combination had the Holder been the Holder of record of the number of Shares then under this Warrant but not theretofore purchased and issued.

         (b) If there is any other capital reorganization or reclassification of the stated capital of the Company, or any consolidation or merger of the Company with any other corporation or corporations, or the sale or distribution of all or substantially all of the Company's property and assets, adequate provision shall be made by the Company so that there shall remain and be substituted under this Warrant the Shares, securities, or assets which would have been issuable or payable in respect of or in exchange for the Shares then remaining under this Warrant and not theretofore purchased and issued hereunder, as if the Holder of this Warrant had been the owner of such Shares on the applicable record date.

         (c) If any of the events described in Sections 3(a) or (b) occur, the Purchase Price shall be adjusted to that price determined by multiplying the then current Purchase Price by a fraction (x) the numerator of which shall be the total number of outstanding Shares immediately prior to such event and (y) the denominator of which shall be the total number of outstanding Shares immediately after such event.

         4. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

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         5. Reservation of Stock. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Shares as will be sufficient to permit the exercise in full of all outstanding Warrants.

         6. Restrictions on Transfer. In accordance with the Company's 2000 Stock Option Plan, this Warrant and all rights hereunder shall be nontransferable and nonassignable by the Holder accept to the extent that the representatives of the estate or the heirs of the deceased option Holder may be permitted to exercise them, and during the Holder's lifetime shall be exercisable only by the Holder.

         7. Notices. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class registered or certified mail, postage-prepaid, to the last address furnished to the Company in writing by the Holder.

         8. No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle any Holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of the Shares issuable on exercise of this Warrant or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect, or abridge the exercise by the Company of any of its corporate rights or powers to revise its corporate targets, financial or otherwise, to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another corporation, to transfer all or any part of its property or assets, or to exercise any other of its corporate rights and powers.

         9. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         10. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part thereof.

         11. Stock Option Plan. This Warrant is granted pursuant to the terms of the Company's 2000 Stock Option Plan, the terms of which are incorporated herein by reference, and the Warrant shall in all respects be interpreted in accordance with the said Plan. The Committee shall construe and interpret the Plan and this instrument, and its interpretations of determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

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         12. Employment. Neither the granting of this Warrant nor its exercise shall be construed as the granting to the Holder of any right with respect to continuance of employment. Except as may otherwise be limited by a written agreement between the Company and the Holder, the right of the Company to terminate at will the Holder's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the employer and acknowledged by the Holder.

         13. Amendment. This Warrant may be amended by the Board or the Committee at any time (i) if the Board of Directors or Committee determine in their sole discretion that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date hereof and by its terms applies to the Warrant; or (ii) other than in the circumstances described in clause (i), with the consent of the Holder.

         14. Law Governing. This Warrant is delivered in New York and shall be construed and enforced in accordance with and governed by the laws of such State.

Dated: June 28, 2001

                                                COMMAND SECURITY CORPORATION

                                                By: /s/ William C. Vassell
                                                    ----------------------
                                                    William C. Vassell
                                                    President

                                                Accepted and Agreed to:

                                                By: /s/ Martin C. Blake, Jr.
                                                    ------------------------
                                                    Holder

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                             ELECTION TO PURCHASE

                (To be executed only upon exercise of Warrant)

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases __________ of the number of Shares of common stock of Command Security Corporation purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant.

Dated:  __________                                         _______________
                                                           Warrant Number

                        _____________________________
                        signature of registered owner

                                 ____________
                                 printed name

                                ______________
                                street address

                             ___________________
                             city, state and zip

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                          ACKNOWLEDGMENT OF RECEIPT

         I, Martin C. Blake, Jr., hereby acknowledge the receipt of Warrant No. 20, amended June __, 2001 exercisable before January 31, 2011 for 50,000 shares at a price of $.75 per full share.

         By signing below, I also acknowledge that I have reviewed or had the opportunity to review a copy of the Company's Business Plan dated March 13, 2000 containing the confidential targets referenced in Section 1(c) of the Warrant. I acknowledge that the information contained in the Company's Business Plan is confidential and proprietary, that I will maintain such confidentiality of the Business Plan, and that I may review the Business Plan upon five (5) days written notice to the Company's President, William C. Vassell and Corporate Secretary, William Dunn.

     I hereby consent to the June ___, 2001 amendment of this Warrant pursuant to 13(ii) of the original Warrant dated February 1, 2004.


Dated:  _____________

                                                  Name:    Martin C. Blake, Jr.
                                                  Address:

To:  William Dunn
     Command Security Corporation
     Route 55, Lexington Park
     Lagrangeville, NY 12540

cc:  David J. Pollitzer, Esq.
     Herzog, Engstrom & Koplovitz, P.C.
     Corporate Woods - 7 Southwoods Boulevard
     Albany, New York 12211

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